EXHIBIT 2.02(h)

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into the 2nd day of July, 1996 between CYTOKINE SCIENCES, INC., a Delaware corporation (the "Corporation") and Charles Kirkpatrick, M.D. (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Corporation desires to employ the Employee as its President; and

         WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

         1. EMPLOYMENT. The Corporation hereby employs the Employee, and the Employee hereby accepts employment by the Corporation as President of the Corporation and a member of its Board of Directors upon the terms and conditions set forth herein. The Employee represents and warrants that his employment agreement with Innovative Therapeutics, Inc. has terminated.

         2. TERM. The term of this Agreement shall commence on July 2, 1996 (the "Effective Date") and end on the day prior to the third anniversary of the Effective Date of this Agreement (the "Term of Employment").

         3. DUTIES. The Employee shall perform such duties and services and shall be allocated such resources, consistent with his position, as may be assigned to him from time to time by the Board of Directors of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities.

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         4.       TIME TO BE DEVOTED TO EMPLOYMENT.

         (a) Except for vacations, holidays and personal days and absences due to temporary illness, during the Term of Employment, the Employee shall devote his full time and energy to the business of the Corporation.

         (b) During the Term of Employment, the Employee shall not be engaged in any other business activity; provided that Employee may continue as a consultant to EntreMed, Inc. and continue his teaching responsibilities associated with his appointment as a member of the faculty of the University of Colorado School of Medicine. Employee hereby represents that he is not a party to any agreement which would be an impediment to entering into this Agreement and that he is permitted to enter into this Agreement and perform the obligations hereunder.

         5.       COMPENSATION; REIMBURSEMENT.

         5.1(a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of One Hundred Thirty-Five Thousand Dollars ($135,000), payable in bi-monthly installments. The Base Salary shall be reviewed annually and be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation.

         (b) During the Term of Employment, the Employee shall be entitled to such fringe benefits as are made available from time to time to the executives of the Corporation.

         (c) The Corporation shall reimburse Employee, in accordance with its practice from time to time for other employees of the Corporation, for all reasonable and necessary travel expenses, disbursements and other reasonable and necessary incidental expenses

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incurred by him for or on behalf of the Corporation in the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate vouchers.

         6. INVOLUNTARY TERMINATION. If the Employee dies during the Term of Employment, his employment hereunder and the Term of Employment shall be deemed to cease as of the date of his death. In the event the Employee is permanently disabled in that he cannot perform his duties for a period of ninety (90) consecutive days as certified by a physician chosen by the Corporation and reasonably acceptable to Employee, his employment hereunder and the Term of Employment shall be deemed to cease at the end of the aforesaid ninety (90) day period. A termination under this Section 6 is hereinafter called an "Involuntary Termination".

         7. TERMINATION FOR CAUSE. The Corporation may terminate the employment of the Employee hereunder and the Term of Employment at any time during the Term of Employment for "cause" (such termination being hereinafter called a "Termination For Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Section 7, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business or affairs of the Corporation or any subsidiary or affiliate thereof, (ii) the Employee fails in any material respect to observe and perform his obligations and duties hereunder, (iii) the commission by the Employee of an act involving embezzlement or fraud against the Corporation or commission or conviction of a felony, or (iv) failure to abide in

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some material respect by the Corporation's rules of conduct, terms and conditions set forth in the Corporation's handbook, as amended from time to time.

         8. TERMINATION WITHOUT CAUSE. The Corporation may terminate the employment of the Employee hereunder and the Term of Employment at any time without "cause" upon thirty (30) days prior written notice (such termination being hereinafter called a "Termination Without Cause"). Upon a Termination without Cause during the Term of Employment, Employee shall be entitled to receive his Base Salary, for six (6) months or until Employee obtains comparable employment, whichever occurs sooner. In addition, upon a Termination Without Cause at any time, the Corporation shall continue to pay the Employee's family medical insurance premiums under the Corporation's medical insurance plan for six (6) months following such termination or until Employee obtains comparable employment, whichever occurs sooner.

         9. VOLUNTARY TERMINATION. Any termination of the employment of the Employee hereunder otherwise then as a result of an Involuntary Termination, a Termination For Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination". A Voluntary Termination shall be deemed to be effective immediately upon such termination.

         10.      EFFECT OF TERMINATION OF EMPLOYMENT.
         (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination, Involuntary Termination or a Termination For Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive:

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                  (i) the unpaid portion of the Base Salary provided for in
         Section 5.1(a), computed on a pro rata basis to the date of termination, plus any accrued and unpaid bonus with respect to any prior year;

               (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5.1(c);

              (iii) payment of all accrued and unused vacation time; and

               (iv) in the case of an Involuntary Termination or a Termination Without Cause, Employee's beneficiary or estate shall continue to receive any royalties payable under Section 18 hereof. (b) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive a termination payment equal to that provided for in Section 10(a) hereof, plus the amounts set forth in Section 8, if any.

         11.      GENERAL PROVISIONS

         (a) This Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the conflicts of laws of the State of Maryland or any other jurisdiction.

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         (c) If any portion of this Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.

         (d) The obligations of Sections 8, 10, 11, 12, 13, 14 and 18 shall survive termination of this Agreement.

         12. CORPORATION RIGHTS TO INTELLECTUAL PROPERTY. The Employee shall promptly disclose, grant and assign ownership to the Corporation for its sole use and benefit any and all inventions, improvements, information, copyrights and suggestions (whether patentable or not), which he may develop, acquire, conceive or reduce to practice while employed by the Corporation (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or information. In connection therewith:

                  (i) The Employee shall without charge, but at the expense of the Corporation, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Corporation and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

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               (ii) The Employee shall render to the  Corporation at its expense
         (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ) all such
         assistance  as  it  may  reasonably   require  in  the  prosecution  of
         applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Corporation may be involved relating to any such patents, inventions, improvements or technical information. 13. PROTECTION OF INFORMATION. (a) Employee hereby covenants with Corporation that, throughout the term of his employment by Corporation, Employee will serve Corporation's best interests loyally and diligently. Throughout the course of employment by Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except when authorized by Corporation) any information, materials, biologics or animals which are owned by the Corporation or which come into the possession of the Corporation from a third party under an
         obligation   of   confidentiality,    including   without   limitation,
         information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers,
         clients,  etc.   (collectively   "Confidential   Information"),   which
         Confidential Information, comes into his possession or knowledge during the Term of Employment, and he will not use such Confidential Information for his own purpose or for the purpose of any person, firm,

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               corporation or entity, other than the Corporation.

               (b) The provisions of Section 13(a) shall not apply to the following Confidential Information:

               (i) Confidential Information which at the time of disclosure is already in the public domain;

               (ii) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

               (iii)  Confidential   Information  which  becomes  known  to  the
         Employee   through  a  third  party  who  is  under  no  obligation  of confidentiality to the Corporation; and

               (iv) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

         14. NON-COMPETE. Employee agrees that during the Term of Employment and for one year after termination or expiration of his Term of Employment he shall not directly or indirectly be engaged in or assist others in engaging in any business or activity which is involved in researching, developing or selling products, processes or services which compete with any significant product, process or service which Corporation is researching, developing or selling at the time of such termination whether his involvement shall be as an owner (except for passive ownership of up to five percent (5%) of the securities of a company), officer, director, employee, consultant, partner or agent. For purposes of this provision, products, processes or services which Corporation is marketing or selling shall be deemed "significant" if sales of such products, processes or services exceed ten percent (10%) of the Corporation's total sales.

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         15.  NOTICES.  Notices and other  communications  hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows unless the party specifies a new address in writing:

If to the Employee:      Charles Kirkpatrick, M.D.
                         295 Leyden Street
                         Denver, CO 80220

If to the Corporation:   Cytokine Sciences, Inc.
                         c/o EntreMed, Inc.
                         9610 Medical Center Drive
                         Rockville, MD 20850
                         Attention: President

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

         16. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. ASSIGNMENT. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Corporation, whether by merger,

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consolidation,   transfer  of  all  or  substantially  all  assets,  or
otherwise and the heirs and legal representatives of the Employee.

         18. ADDITIONAL CONSIDERATION. As further consideration for this Agreement, the Corporation agrees to pay to the Employee a royalty of one quarter of one percent (.25%) of Net Sales of products sold by the Corporation and based on or derived from a method to treat disease by stimulating cellular immunity ("Products"), which technology has been transferred to the Corporation by Innovative Therapeutics, Inc. ("ITI") by a separate agreement of even date herewith (the "Transferred Technology"). For purposes of this provision Net Sales shall mean the total amount received from the sale of Products by the Corporation or its affiliates or sublicensees less transportation charges and insurance, sales taxes, use taxes, excise taxes, value added taxes, customs duties or other imposts, normal and customary quantity and cash discounts, rebates granted and disallowed reimbursements and allowances and credit on account of rejection or return of Products. Such royalties will be paid from first commercial sale of the first Product subject to royalty herein so long as such Product is covered by a valid claim of an issued patent of the Corporation in the country where sold.

         19. OPTION. In addition in the event the Corporation determines to totally abandon its interest in the Transferred Technology, the Employee is hereby granted an exclusive option to exclusively license such Transferred Technology from the Corporation for a payment to the Corporation of two hundred fifty thousand dollars ($250,000) and payment to the Corporation of royalties equivalent to the royalties to the Employee described in Paragraph 18 above. Such option may only be exercised by written notice from the Employee to the Corporation within sixty (60) days of the Corporation notifying the

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Employee of its total abandonment of the Transferred  Technology or the expiration of the six (6) month period set forth below, whichever is earlier. If such option is not so exercised within said period, the option shall lapse and terminate. If such option is exercised, the Employee shall have sixty (60) days from the date such option is exercised to close, including, without limitation, to pay the $250,000 sum described above. If the closing shall not occur within said period, the exercise of the option shall be void and of no effect and the option shall lapse and terminate. For purposes of this provision the Corporation will be deemed to have totally abandoned its interest in the Transferred Technology at such time as it has made a good faith scientific judgment that a commercial product cannot be developed from such technology and/or it has not conducted any research or development activities with respect to any aspect of the technology for at least six (6) months, including but not limited to, the failure to fund such activities for at least six (6) months.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

         Corporation:                CYTOKINE SCIENCES, INC.

                                     By: /s/ Dr. John Holaday, President
                                         -------------------------------
                                         Dr. John Holaday, President

         Employee:                       /s/ Charles Kirkpatrick, M.D.
                                         -------------------------------
                                            Charles Kirkpatrick, M.D.

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